PRESS RELEASE

Contact:	Investors/Media:
Kite Realty Group Trust	Financial Relations Board
Dan Sink	John Waelti
Chief Financial Officer	(312) 640-6760
(317) 577-5609	jwaelti@frbir.com
dsink@kiterealty.com

Kite Realty Group Trust Announces
Fourth Quarter and Full Year 2006 Financial Results

- 2006 Fourth Quarter FFO Per Share Increased 18.5%
Over the Same Period in the Prior Year -

Highlights

  Funds From Operations (FFO) was $0.32 per diluted share for the fourth quarter of 2006 and $1.16 per share for the full year
  Total revenues for the fourth quarter were $39.5 million, an increase of 16% over the same period in the prior year
  Development project in Cary, North Carolina was contributed to joint venture with Prudential Real Estate Investors
  Construction on $47.5 million of development projects was commenced, including Cobblestone Plaza in Pembroke Pines, Florida and 54th & College in Indianapolis, Indiana
  First quarter 2007 cash distribution of $0.195 per share was declared

Indianapolis, Ind., February 20, 2007 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its fourth quarter and year ended December 31, 2006. Financial statements and exhibits attached to this release include results for the three and twelve months ended December 31, 2006 and December 31, 2005.

Financial and Operating Results

For the three months ended December 31, 2006, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $11.8 million, or $0.32 per diluted share for the Kite Portfolio compared to $9.9 million, or $0.27 per diluted share, for the Kite Portfolio for the same period in the prior year. FFO per diluted share for the fourth quarter of 2006 increased 18.5% over the same period in the prior year.

The Company’s allocable share of FFO was $9.2 million for the three months ended December 31, 2006 compared with the Company’s allocable share of $7.7 million for the same period in 2005.

For the twelve months ended December 31, 2006, FFO was $43.3 million, or $1.16 per diluted share, for the Kite Portfolio, as compared to $34.0 million, or $1.13 per diluted share, for the Kite Portfolio for the same period in the prior year. The Company had 37,387,473 and 30,016,255 total average diluted common shares and operating partnership units outstanding for the years ended December 31, 2006 and 2005, respectively. The increased number of shares reflects the Company’s follow-on stock offering in October 2005, the proceeds of which were used to finance development activities and pay down debt. The Company’s allocable share of FFO was $33.5 million for the year ended December 31, 2006 compared to $24.4 million for the same period in 2005.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the fourth quarter of 2006 increased 16% to $39.5 million from $33.9 million for the same period in 2005. The Company’s net income for the fourth quarter of 2006 was $3.7 million, compared to net income of $7.9 million in the fourth quarter of 2005. The fourth quarter 2005 net income includes a net gain of $5.5 million from the sale of a commercial asset.

The Company’s total revenue for the twelve months ended December 31, 2006 increased 33% to $131.9 million from $99.4 million during the same period in 2005. The Company’s net income for the twelve months ended December 31, 2006 was $10.2 million, compared $13.4 million during the same period in 2005. The Company’s net income for 2005 includes a net gain of $5.5 million from the sale of a commercial asset.

“The year 2006 was an excellent one for the Company and its shareholders,” said John A. Kite, Kite Realty Group’s President and Chief Executive Officer. “Total shareholder return for 2006, assuming reinvestment of dividends, was approximately 26%. We ended the year with over $200 million of projects under construction and an additional $240 million of projects in our visible shadow pipeline. We were also pleased to contribute the first asset into our joint venture with Prudential and to expand our presence in the south Florida market through developments and acquisitions in the Naples area. We will continue to concentrate our efforts on increasing shareholder value in 2007 and beyond.”

Operating Portfolio

As of December 31, 2006, the Company owned interests in 49 retail operating properties totaling approximately 7.6 million square feet. The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 93.4% leased as of December 31, 2006, compared to 93.6% leased as of the end of the prior quarter. In addition, the Company owned four commercial operating properties totaling 562,652 square feet and an associated parking garage. As of December 31, 2006, the owned net rentable area of the commercial operating portfolio was 91.7% leased, compared to 96.9% as of the end of the third quarter of 2006. The decline from the prior quarter is attributable to the termination of a lease with Eli Lilly & Company for 29,140 square feet in the Company’s Thirty South property. The Company is evaluating potential replacement tenants for this space.

Development Activities

As of December 31, 2006, the Company owned interests in 11 retail properties in the development pipeline that are expected to total approximately 1.7 million square feet. Approximately 669,000 square feet are anticipated to be owned directly by the Company or through various joint ventures. The remaining square footage will be owned by anchor tenants upon completion of the developments. The total estimated cost of these projects is $201 million, of which approximately $119 million had been incurred as of December 31, 2006. Approximately 70% of the owned GLA at properties in the development pipeline is currently leased or in various stages of lease negotiations.

In December 2006, the Company contributed the Parkside Town Commons development project near Raleigh, North Carolina to its unconsolidated joint venture with Prudential Real Estate Investors (“PREI”). Parkside Town Commons is a mixed-use development in the Company’s visible shadow pipeline which is expected to include approximately 750,000 square feet of retail space and an estimated project cost of approximately $118 million. In connection with this transaction, the joint venture assumed approximately $36 million of variable rate debt. The joint venture anticipates refinancing this debt at a lower interest rate during the first quarter of 2007. The Company’s interest in this joint venture is 40% until construction commences on the development at which time the Company’s interest will be reduced to 20%.

During the fourth quarter of 2006, construction commenced on Cobblestone Plaza in Pembroke Pines, Florida, a suburb of Ft. Lauderdale. This development has a projected total cost of approximately $45 million and will include approximately 157,800 square feet of total GLA (147,800 square feet of Company-owned GLA). This center will be anchored by Whole Foods and Staples. The Company also transferred its 54th & College property to the current development pipeline during the fourth quarter. 54th & College will be a 20,100 square foot Fresh Market grocery store located in Indianapolis, Indiana. The Company owns this land and has signed a ground lease with the tenant.

Also during the fourth quarter the Company completed the development of Geist Pavilion and transferred it to the operating portfolio. Geist Pavilion has 64,114 square feet of total GLA and is anchored by Ace Hardware and Party Tree, a family-operated party supply store. This center was 83.7% leased as of December 31, 2006. The Company also completed Zionsville Place in Zionsville, Indiana during the fourth quarter and transferred it to the operating portfolio. Zionsville Place has 12,400 square feet of total GLA and is anchored by Sherwin Williams. The center was 90.3% leased as of December 31, 2006.

The Company moved Kedron Village into the operating portfolio during the fourth quarter of 2006. Kedron Village is a 282,124 square foot (157,407 square feet of Company-owned GLA) community shopping center located in Peachtree City, Georgia, a suburb of Atlanta. This center is anchored by a Target, Bed Bath & Beyond, Ross Stores and Petco and was 84.6% leased as of December 31, 2006.

During the fourth quarter of 2006, the Company executed 17 new leases for 162,800 square feet of GLA, including leases with PetSmart at both Gateway Shopping Center and Bayport Commons, and Staples at both Shops at Eagle Creek and Cobblestone Plaza. The Staples store at Shops at Eagle Creek will occupy approximately one-half of the space formerly occupied by Winn-Dixie. The Company is negotiating with several prospective replacement tenants for the remaining half of this space.

Distributions

On November 2, 2006, the Board of Trustees declared a quarterly cash distribution of $0.195 per common share for the quarter ended December 31, 2006 to shareholders of record as of January 5, 2007. This distribution was paid on January 16, 2007.

On February 16, 2007, the Board of Trustees declared a quarterly cash distribution of $0.195 per common share for the quarter ended March 31, 2007 to shareholders of record as of April 6, 2007. This distribution will be paid on or about April 18, 2007.

Earnings Guidance

The Company is reaffirming its earnings and FFO guidance, which it previously provided in its December 14, 2006 press release, for the fiscal year ending December 31, 2007 in the range of $1.24 to $1.30 per diluted share. Following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2007	Low	High

Diluted net income per share	$0.44	$0.49
Limited Partners’ interests in Operating Partnership	0.13	0.14
Depreciation and amortization of consolidated entities	0.66	0.66
Depreciation and amortization of unconsolidated entities	0.01	0.01
Diluted FFO per share	$1.24	$1.30

Earnings Conference Call

Management will host a conference call on Wednesday, February 21, 2007 at 11:00 a.m. EST to discuss financial results for the quarter and year ended December 31, 2006. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers.

After the live webcast, the call will remain available on the Company’s website until May 20, 2007. In addition, a telephonic replay of the call will be available until March 21, 2007. The replay dial-in telephone numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 286 and reservation code 228377 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Statements regarding the Company’s 2007 FFO and earnings guidance, including the underlying assumptions are, and certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2006	2005
Assets:
Investment properties at cost:
Land	$190,886,884	$172,509,684
Land held for development	21,687,309	51,340,820
Buildings and improvements	582,715,399	485,129,649
Furniture, equipment and other	5,492,726	5,675,980
Construction in progress and other	155,569,117	65,903,868
	956,351,435	780,560,001
Less accumulated depreciation	(63,726,825)	(41,825,911)
	892,624,610	738,734,090

Cash and cash equivalents	23,952,594	15,208,835
Tenant receivables, including accrued straight-line rent of $4.8 million and $3.3 million,
respectively, net of allowance for bad debts	15,215,858	11,302,923
Other receivables	18,247,435	6,082,511
Investments in unconsolidated entities at equity	1,174,371	1,303,919
Escrow deposits	8,604,580	6,718,198
Deferred costs, net	17,532,939	17,380,288
Prepaid and other assets	5,808,926	2,499,042
Total Assets	$983,161,313	$799,229,806

Liabilities and Shareholders' Equity:
Mortgage and other indebtedness	$566,975,980	$375,245,837
Accounts payable and accrued expenses	33,007,119	30,642,822
Deferred revenue and other liabilities	30,156,299	25,369,152
Minority interest	4,295,723	4,847,801
Total Liabilities	634,435,121	436,105,612

Commitments and contingencies

Limited Partners' interests in Operating Partnership	78,812,120	84,244,814

Shareholders' Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized,
no shares issued and outstanding	-	-
Common Shares, $.01 par value, 200,000,000 shares authorized,
28,842,831 shares and 28,555,187 shares issued and outstanding, respectively	288,428	285,552
Additional paid in capital	291,159,647	288,976,563
Unearned compensation	-	(808,015)
Accumulated other comprehensive income	297,540	427,057
Accumulated deficit	(21,831,543)	(10,001,777)
Total shareholders' equity	269,914,072	278,879,380
Total Liabilities and Shareholders' Equity	$983,161,313	$799,229,806

Kite Realty Group Trust
Condensed Consolidated Statements of Operations
For the Three Months and Year Ended December 31
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Revenue:

Minimum rent	$17,639,197	$14,808,055	$67,146,135	$54,984,632
Tenant reimbursements	4,730,484	4,054,643	16,631,735	11,951,557
Other property related revenue	2,795,632	2,027,454	6,358,086	5,793,443
Construction and service fee revenue	14,219,610	12,946,751	41,447,364	26,419,801
Other income, net	100,717	65,205	344,537	215,422
Total revenue	39,485,640	33,902,108	131,927,857	99,364,855

Expenses:

Property operating	3,828,780	4,230,328	13,577,791	12,343,345
Real estate taxes	3,306,361	2,480,710	11,259,794	7,458,563
Cost of construction and services	13,021,605	10,203,261	35,901,364	21,823,278
General, administrative, and other	1,072,282	1,706,052	5,322,594	5,327,735
Depreciation and amortization	7,091,643	6,175,618	29,666,378	21,791,136
Total expenses	28,320,671	24,795,969	95,727,921	68,744,057

Operating income	11,164,969	9,106,139	36,199,936	30,620,798

Interest expense	(6,145,435)	(4,411,460)	(21,470,363)	(18,089,421)
Loss on sale of asset	-	-	(764,008)	-
Income tax expense of taxable REIT subsidiary	(324,948)	(809,178)	(965,532)	(1,041,463)
Minority interest in income of consolidated subsidiaries	(38,966)	(550,599)	(117,469)	(1,267,122)
Equity in earnings (loss) of unconsolidated entities	64,469	(26,225)	286,452	252,511
Limited Partners' interests in the continuing
operations of the Operating Partnership	(1,063,010)	(1,137,647)	(2,989,366)	(3,330,432)
Income from continuing operations	3,657,079	2,171,030	10,179,650	7,144,871

Discontinued operations:

Operating income from discontinued operations,
net of Limited Partners' interests	-	191,963	-	765,962
Gain on sale of operating property, net of Limited Partners' interests	-	5,525,007	-	5,525,007
Income from discontinued operations	-	5,716,970	-	6,290,969
Net income	$3,657,079	$7,888,000	$10,179,650	$13,435,840

Income per common share - basic:
Continuing operations	$0.13	$0.08	$0.35	$0.33
Discontinued operations	-	0.20	-	$0.30
	$0.13	$0.28	$0.35	$0.63

Income per common share - diluted:
Continuing operations	$0.13	$0.08	$0.35	$0.33
Discontinued operations	-	0.20	-	0.29
	$0.13	$0.28	$0.35	$0.62

Weighted average Common Shares outstanding - basic	28,842,092	28,105,820	28,733,228	21,406,980
Weighted average Common Shares outstanding - diluted	29,099,790	28,219,941	28,903,114	21,520,061

Dividends declared per common share	$0.1950	$0.1875	$0.7650	$0.7500

Kite Realty Group Trust
Funds From Operations
For the Three Months and Year Ended December 31, 2006 and 2005
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Net income	$3,657,079	$7,888,000	$10,179,650	$13,435,840
Add loss on sale of asset, net of tax	-	-	458,405	-
Less gain on sale of operating property	-	(7,212,402)	-	(7,212,402)
Add Limited Partners' interests in income	1,063,010	2,883,132	2,989,366	5,329,298
Add depreciation and amortization of consolidated entities and
discontinued operations, net of minority interest	7,004,407	6,228,735	29,313,102	22,124,355
Add depreciation and amortization of unconsolidated entities	100,199	145,435	401,549	344,600
Funds From Operations of the Kite Portfolio (1)	11,824,695	9,932,900	43,342,072	34,021,691
Less Limited Partners' interests in Funds From Operations	(2,654,425)	(2,258,775)	(9,838,650)	(9,629,945)
Funds From Operations allocable to the Company (1)	$9,170,270	$7,674,125	$33,503,422	$24,391,746

Basic FFO per share of the Kite Portfolio	$0.32	$0.27	$1.16	$1.14
Diluted FFO per share of the Kite Portfolio	$0.32	$0.27	$1.16	$1.13

Basic weighted average common shares outstanding	28,842,092	28,105,820	28,733,228	21,406,980
Diluted weighted average common shares outstanding	29,099,790	28,219,941	28,903,114	21,520,061

Basic weighted average common shares and units outstanding	37,244,707	36,724,484	37,217,588	29,903,174
Diluted weighted average common shares and units outstanding	37,502,405	36,838,605	37,387,473	30,016,255
____________________

(1)	“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership's real estate properties and construction and service subsidiaries in which the Company owns an interest. "Funds From Operations allocable to the Company” reflects a reduction for the Limited Partners' diluted weighted average interest in the Operating Partnership.